EXHIBIT 5



     NATIONAL HEALTH LABORATORIES HOLDINGS INC.
     4225 EXECUTIVE SQUARE
     SUITE 805
     LA JOLLA, CALIFORNIA  92037


     August 12, 1994


     National Health Laboratories
       Holdings Inc.
     4225 Executive Square Suite 805
     La Jolla, California  92037


     Dear Sirs:

     This opinion is being rendered in connection with the registration by National Health Laboratories Holdings Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), of 3,000,000 shares of common stock, $.0l par value (the "Shares"), of the Company, which may be issued from time to time under National Health Laboratories Incorporated's 1994 Stock Option Plan (the "Plan"). In that connection, I or members of my staff under my supervision have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted as originals and the conformity to the originals of all documents submitted as copies.

     I am admitted to the Bar of the States of Illinois and Indiana and I express no opinion as to the laws of any other jurisdiction except the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     This opinion is being rendered solely in connection with the registration of the Shares under the Act and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without my express written consent. I hereby consent to the filing of this opinion as an exhibit

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     to the Company's registration statement on Form S-8
     registering the Shares.

     Very Truly Yours,


     /s/ James G. Richmond
     ------------------------------
     James G. Richmond
     Executive Vice President
     and General Counsel